Exhibit 10.2

EXECUTION COPY

LIMITED JOINT AND SEVERAL GUARANTEE

LIMITED JOINT AND SEVERAL GUARANTEE, dated as of February 26, 2009 (this “Limited Guarantee”), by Gerard Guez and Todd Kay (each, a “Guarantor” and together, the “Guarantors”) in favor of Tarrant Apparel Group, a California corporation (the “Guaranteed Party”).

1. GUARANTEE.  To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among Sunrise Acquisition Company, LLC, a California limited liability company (“Parent”), Sunrise Merger Company, a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), the Guaranteed Party and the Guarantors, pursuant to which Merger Sub will merge with and into the Guaranteed Party, with the Guaranteed Party as the corporation surviving such merger (the “Merger”), the Guarantors, intending to be legally bound, hereby absolutely, irrevocably and unconditionally, jointly and severally guarantee to the Guaranteed Party, the due and punctual observance, performance and discharge of any and all payment obligations of Parent and Merger Sub under the Merger Agreement (the “Obligations”), including, without limitation, (a) the obligation to pay the aggregate Merger Consideration for all Shares outstanding immediately prior to the Effective Time and amounts payable pursuant to the Merger Agreement with respect to any In the Money Options and the Company Warrants, (b) the obligation of Parent to pay the Business Interruption Fee if required in accordance with Section 6.3 of the Merger Agreement, (c) any payment obligation of Parent or Merger Sub resulting from or arising out of the breach or non-performance of any representation, warranty or covenant of Parent, Merger Sub, the Guarantors or any of their Representatives contained in the Merger Agreement and (d) any costs or expenses of enforcement or collection of the Merger Agreement, the Obligations or this Limited Guarantee (including reasonable attorneys fees and costs) that are incurred by or on behalf of the Guaranteed Party ((a) through (d), collectively, the “Aggregate Merger Consideration and Costs”); provided, that notwithstanding the foregoing or the joint and several nature of this Limited Guarantee, and without limiting Gerard Guez’s joint and several obligations hereunder, the maximum amount payable by Todd Kay pursuant to this Limited Guarantee shall not exceed the sum of (x) Five Million Dollars ($5,000,000) plus (y) any costs or expenses (including reasonable attorneys fees and costs) incurred by or on behalf of the Guaranteed Party to enforce Todd Kay’s obligations as a Guarantor under this Limited Guarantee or to collect any amounts payable by Todd Kay as a Guarantor in accordance with the terms hereof (the sum of (x) and (y), the “Kay Cap”); provided, further, that in no event shall the Guarantors’ aggregate liability under this Limited Guarantee exceed the Aggregate Merger Consideration and Costs (the “Cap”), it being understood that this Limited Guarantee may not be enforced without giving effect to the Cap. All payments hereunder shall be made in immediately available funds in lawful money of the United States. The Guarantors, jointly and severally, promise and undertake to make all payments hereunder free and clear of any

EXECUTION COPY

deduction, offset, defense, claim or counterclaim of any kind. Capitalized terms used but not defined herein (and the term “affiliate”) shall have the meanings ascribed to them in the Merger Agreement.

If Parent or Merger Sub is in breach of or fails to timely perform its Obligations, then the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, take any and all actions available hereunder or permitted under any applicable statutes, laws, rules, regulations, ordinances, codes, writs, orders, decisions, injunctions, judgments, awards or decrees of any Governmental Entity (collectively, “Laws”) to collect on the Guarantors’ joint and several obligations and liabilities hereunder in respect of such Obligations, subject only to the Cap and, solely with respect to Todd Kay, the Kay Cap.

In furtherance of the foregoing, each Guarantor acknowledges that the Guaranteed Party may, in its sole and absolute discretion, bring and prosecute a separate action or actions against the Guarantors or either of them for the full amount of the Obligations (subject only to the Cap and, solely with respect to Todd Kay, the Kay Cap), regardless of whether any action is first, concurrently or subsequently brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action or actions.

2. NATURE OF GUARANTEE.  The Guarantors’ joint and several liabilities and obligations hereunder are absolute, unconditional, irrevocable and continuing irrespective, without limitation, of (a) any lack of validity or enforceability of the Merger Agreement or (b) any modification, amendment or waiver of, or any consent to any departure from, the Merger Agreement that may be agreed to by Parent, Merger Sub or the Guarantors. Without limiting the foregoing, the Guaranteed Party shall not be obligated to file any claim relating to the Obligations if Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect any Guarantor’s joint and several liabilities and obligations hereunder. If any payment to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, each Guarantor shall remain jointly and severally liable hereunder with respect to such Obligations as if such payment had not been made. This Limited Guarantee is an unconditional and continuing guarantee of payment and not of collection.

3. CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.  Each Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of any Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with Parent or Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting either Guarantor’s joint and several liabilities and obligations under this Limited Guarantee. Each Guarantor agrees that the joint and several obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) any failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub; (b) any change in the time, place or manner of payment of any of the Obligations; (c) any rescission, waiver, compromise,

EXECUTION COPY

consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (d) the addition, substitution or release of any entity or other Person interested or involved in the transactions contemplated by the Merger Agreement; (e) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person interested or involved in the transactions contemplated by the Merger Agreement; (f) any divorce, separation insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person interested or involved in the transactions contemplated by the Merger Agreement (including the Guarantors); (g) the existence of any claim, set-off or other right which any Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party, whether in connection with the Obligations or otherwise; or (h) the adequacy or availability of any other means the Guaranteed Party may have of obtaining payment related to the Obligations. To the fullest extent permitted by Law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. Each Guarantor also waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations (including the Guarantors’ joint and several liabilities and obligations with respect thereto hereunder), presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally. Each Guarantor acknowledges that he will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits. Each Guarantor hereby covenants and agrees that he shall not institute, and shall cause his respective affiliates not to institute, any proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms.

Each Guarantor hereby unconditionally and irrevocably waives any rights that he may now have or hereafter may acquire against Parent or Merger Sub or any other Person interested or involved in the transactions contemplated by the Merger Agreement that arise from the existence, payment, performance, or enforcement of the Guarantors’ joint and several liabilities and obligations with respect to the Obligations under or in respect of this Limited Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub or such other Person, whether or not such claim, remedy or right arises at Law, in equity or under contract, including, without limitation, the right to take or receive from Parent or Merger Sub or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, and each Guarantor agrees he will not, and will cause his affiliates not to, exercise any such rights

EXECUTION COPY

unless and until all of the Obligations and all other amounts payable under this Limited Guarantee shall have been paid in full in immediately available funds. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in immediately available funds of the Obligations and all other amounts payable under this Limited Guarantee, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantors and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) (x) to be credited and applied to the Obligations and all other amounts payable under this Limited Guarantee (whether matured or unmatured), in accordance with the terms hereof and of the Merger Agreement, or (y) to be held as collateral for any Obligations or other amounts payable under this Limited Guarantee thereafter arising. Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that to the extent Parent and Merger Sub are relieved of any of the Obligations under the Merger Agreement, the Guarantors shall be similarly relieved of their corresponding liabilities and obligations with respect to such Obligations under this Limited Guarantee.

4. NO WAIVER; CUMULATIVE RIGHTS.  No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or an other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights or remedies against, Parent, Merger Sub or any other Person liable for any Obligations prior to proceeding against the Guarantors or either of them hereunder. Each Guarantor expressly acknowledges and agrees that without limiting any other means for the Guaranteed Party to enforce the terms hereof, the Special Committee shall be authorized and entitled to enforce the provisions of this Limited Guarantee on behalf of the Guaranteed Party.

5. REPRESENTATIONS AND WARRANTIES.  Each Guarantor hereby represents and warrants that:

(a) the execution, delivery and performance of this Limited Guarantee do not contravene any Law or contractual restriction binding on such Guarantor or his respective assets;

(b) all consents, approvals, authorizations, permits of, filings with and notifications to any Governmental Entity or any spouse of any Guarantor necessary for the due execution, delivery and performance of this Limited Guarantee by each Guarantor has been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no

EXECUTION COPY

notice to or filing with, any Governmental Entity or any spouse of any Guarantor is required in connection with the execution, delivery or performance of this Limited Guarantee;

(c) this Limited Guarantee constitutes a legal, valid and binding joint and several obligation of each Guarantor enforceable against each Guarantor in accordance with its terms, subject only to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d) the Guarantors collectively have the financial capacity to pay, fulfill and perform their liabilities and obligations with respect to the Obligations under this Limited Guarantee, and all funds necessary for the Guarantors to pay, fulfill and perform such obligations under this Limited Guarantee shall be readily available to the Guarantors for so long as this Limited Guarantee shall remain in effect in accordance with Section 8 hereof.

6. NO ASSIGNMENT.  No Guarantor nor the Guaranteed Party may assign or delegate his or its respective rights, interests or obligations hereunder to any other Person (except by operation of Law) without the prior written consent of the Guarantors or the Guaranteed Party, as the case may be; provided, that any enforcement of this Limited Guarantee by the Special Committee on behalf of the Guaranteed Party shall not be deemed to constitute a delegation of rights or interests requiring any consent of or from the Guarantors.

7. NOTICES.  All notices, requests, claims, demands and other communications hereunder shall be given and shall be deemed to have been duly received (a) upon receipt by hand delivery, (b) upon receipt after dispatch by registered or certified mail, postage prepaid, (c) on the next business day if transmitted by national overnight courier with confirmation of delivery, or (d) upon confirmation of delivery if transmitted by electronic mail or facsimile, as follows:

if to the Guarantors:

Gerard Guez

9000 Sunset Boulevard

Penthouse

Los Angeles, CA 90069

Facsimile: (323) 881-0383

Email: gguez@aol.com

with a copy to:

Todd Kay

Tarrant Apparel Group

3151 East Washington Boulevard

Los Angeles, CA 90023

Facsimile: (323) 881-0383

Email: todd.kay@tags.com

EXECUTION COPY

with a copy to:

Stubbs, Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, CA 91403

Attn: John J. McIlvery, Esq.

Facsimile: (818) 444-6302

Email: jmcilvery@biztechlaw.com

If to the Guaranteed Party, as provided in the Merger Agreement.

8. CONTINUING GUARANTEE.  This Limited Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on each Guarantor and his successors and assigns until all of the Obligations have been satisfied in full. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantors shall have no further obligations under this Limited Guarantee as of the earlier of (a) the date cash in an amount sufficient to pay the aggregate Merger Consideration payable with respect to all Shares cancelled pursuant to the Merger is deposited with the Paying Agent by or on behalf of Parent and Merger Sub and (b) the second anniversary of the date hereof, unless prior to such second year anniversary, the Guaranteed Party shall have asserted a claim under this Limited Guarantee, in which case this Limited Guarantee shall terminate upon either (i) a final, non-appealable resolution of such claim and payment of the Obligations (subject to the Cap), if applicable or (ii) a written agreement signed by each of the parties hereto terminating this Limited Guarantee.

9. GOVERNING LAW; JURISDICTION.  This Limited Guarantee, and all claims and causes of action arising out of, based upon, or related to this Limited Guarantee or the negotiation, execution or performance hereof, shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the State of California, without regard to any choice or conflict of law principles that would result in the application of any Laws other than the Laws of the State of California. Any legal action, suit or proceeding arising out of, based upon or relating to this Limited Guarantee or the transactions contemplated hereby shall be brought exclusively in a court located in the County of Los Angeles in the State of California and any state appellate court therefrom located in the County of Los Angeles in the State of California. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of, based upon or relating to this Limited Guarantee and the rights and obligations arising hereunder and agrees that it will not bring any action arising out of, based upon or related to this Limited Guarantee in any other court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any legal action, suit or proceeding arising out of, based upon or relating this Limited Guarantee, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with Section 7, (b) any claim that it or its property is exempt or

EXECUTION COPY

immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Laws, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Limited Guarantee or the Merger Agreement, or the subject mater hereof or thereof, may not be enforced in or by such courts. Each of the parties hereto agrees that notice or the service of process in any action, suit or proceeding arising out of, based upon or relating to this Limited Guarantee or the rights and obligations arising hereunder shall be properly served or delivered if delivered in the manner contemplated by Section 7.2 of the Merger Agreement.

10. COUNTERPARTS.  This Limited Guarantee may be executed by facsimile or PDF signature and in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

11. MISCELLANEOUS.

(a) This Limited Guarantee contains the entire agreement between the parties relative to the specific subject matter hereof. No modification or waiver of any provision hereof shall be enforceable unless agreed to by the Guaranteed Party and the Guarantors in writing.

(b) Any provision hereof that is prohibited or unenforceable in any jurisdiction or context shall be, as to such jurisdiction or context, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction or in any other context.

(c) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Limited Guarantee.

(d) All parties acknowledge that each party and its counsel have reviewed this Limited Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guarantee.

*    *    *    *    *

(signature pages follow)

EXECUTION COPY

IN WITNESS WHEREOF, the Guarantors have caused this Limited Guarantee to be executed and delivered as of the date first written above.

GUARANTORS:

By:	/s/ Gerard Guez
Name:	Gerard Guez

By:	/s/ Todd Kay
Name:	Todd Kay

EXECUTION COPY

IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

TARRANT APPAREL GROUP

By:	/s/ Patrick Chow
Name:	Patrick Chow
Title:	Chief Financial Officer, Assistant
Secretary and Vice President